Exhibit 10.28

Sale Contract, dated May 5, 2010, between Zhejiang Jinghua Industry Co., Ltd. and the
Fifth Season (Zhejiang) Trade Co., Ltd.

Contract No.: 20100505001
Signature Site: Hangzhou

Purchaser (Party A):	Zhejiang Jinghua Industry Co., Ltd.

Seller (Party B):	The Fifth Season (Zhejiang) Trade Co., Ltd.

Pursuant to the provisions of the Contract Law of PRC, relevant laws and administrative regulations, and the principal of equality, voluntariness and honesty, both parties enter into this agreement regarding the purchase of LED lights series and electricity-saving lamps.

1. Name, Quantity and Price

No.	Name of Product	Unit	Quantity	Unit Price (RMB)	Total Value (RMB)
1	LED Underground Lamp	set	2,000	3750	7,500,000
4	LED Pointolite	set	12,000	606	7,272,000
Total value					14,772,000

2. Payment Method and Deadline: 30% down payment and the rest shall be paid on delivery.

3. Delivery Time: before June 31, 2010

4. Delivery Ways: Party B shall deliver the goods to the warehouse appointed by Party A.

5. Packing Standard: common cartons for packing

6. Transportation: by truck

7. Fees: Party B is liable for packing and transportation fees.

8. Company for Goods Collecting: Zhejiang Jinghua Industry Co., Ltd.

9. After-sale Services: Party B shall be liable for technique support and product quality. Party B shall also offer one year guarantee for product quality. Party B shall offer maintenance with charge of basic cost for other issues caused except for product quality.

10. Liability for Breach

1) In case that Party A fails to deliver the goods or Party B rejects the goods without payment, the foregoing default party shall pay the liquidated damages of 30% of the total payment of the goods.

2) As to overdue delivery/collection or deferred payment, the foregoing default party shall pay the liquidated damages of 0.5‰ of the due payment per day.

11.This agreement has been entered into in compliance with laws and neither party shall not alter or rescind this agreement without consensus. The alteration or rescission can only be accepted upon consensus.

12. This agreement has four counterparts and each party has two counterparts.

13. Any disputes related to this agreement can be brought to Hangzhou People’s Court if both parties cannot reach consensus.

(This page is for signature only and has no text.)

Party A (Buyer): Zhejiang Jinghua Industry Co., Ltd.
By: /sealed/ Zhejiang Jinghua Industry Co., Ltd.
Date: May 5, 2010

Party B (Seller): The Fifth Season (Zhejiang) Trade Co., Ltd
By: /sealed/ The Fifth Season (Zhejiang) Trade Co., Ltd
Opening Bank: Agricultural Bank of China, Hangzhou Wangjiang Branch
Bank No.: 005701040009886
Date: May 5, 2010